Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-208196) on Form S-1 of FluoroPharma Medical, Inc. of our report dated March 31, 2015, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
January 28, 2016